UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2007

SYNPLICITY, INC.

(Exact name of registrant as specified in its charter)

California	000-31545	77-0368779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West California Avenue

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(650) 215-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Appointment of Director

On May 30, 2007, the board of directors (the “Board”) of Synplicity, Inc. (“Synplicity”) appointed Paul Weiskopf as an additional member of the Board effective on June 18, 2007. Subject to a Board determination regarding Mr. Weiskopf’s independence, the Board anticipates that Mr. Weiskopf will join its audit, compensation and nominating committees.

Item 8.01	Other Events

On June 1, 2007, Synplicity and all of the shareholders of Hardi Electronics AB (“Hardi”) signed a definitive stock purchase agreement pursuant to which Synplicity intends to acquire the outstanding capital stock and rights to acquire capital stock of Hardi.

A copy of the press release issued by the parties is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated June 1, 2007 of Synplicity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNPLICITY, INC.

Date: June 5, 2007	/s/ Gary Meyers
Gary Meyers Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John J. Hanlon
John J. Hanlon Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SYNPLICITY, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated June 1, 2007 of Synplicity, Inc.